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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                           THE SECURITIES ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):        April 3, 1995


                          CITADEL HOLDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Delaware                     1-8625                 95-3885184
   (STATE OR OTHER              (COMMISSION FILE        (I.R.S. EMPLOYER
   JURISDICTION OF                   NUMBER)           IDENTIFICATION NO.)
    INCORPORATION)

4565 Colorado Street, Los Angeles, California                    90401
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (818) 549-3130

600 North Brand Boulevard, Glendale, California                  91203

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                               Page 1 of 4 pages

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ITEM 5.  OTHER EVENTS.

See Exhibits listed in Response to Item 7. With respect to the agreement by Citadel Holding Corporation, a Delaware corporation ("Citadel"), to grant Craig Corporation, a Delaware corporation ("Craig"), a warrant for 666,000 shares of common stock, as described in Exhibit 99.1, such agreement was separately negotiated by Citadel and Craig and neither Roderick H. Dillon, Jr. ("Dillon"), nor any of the entities associated with Dillon, were a party to such agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

          10.1 Stock Exchange and Settlement Agreement, dated April 3, 1995, by and among Citadel Holding Corporation, a Delaware corporation, and Dillon Investors, L.P., a Delaware partnership, Roderick H. Dillon, Jr., an individual, Roderick H. Dillon, Jr. Foundation, an Ohio trust, and Roderick H. Dillon, Jr.- IRA, and consented to by Craig Corporation, a Delaware corporation

          99.1  Press Release of Citadel Holding Corporation, dated April 4,
1995

          99.2 Settlement Agreement, dated April 3, 1995, by and among Craig Corporation, a Delaware corporation, and Dillon Investors, L.P., a Delaware partnership, Roderick H. Dillon, Jr., an individual, Roderick H. Dillon, Jr. Foundation, an Ohio trust, and Roderick H. Dillon, Jr.-IRA

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CITADEL HOLDING CORPORATION,
                              a Delaware corporation


                              By:    /s/ Steve Wesson
                                   -------------------------------
                              Name:  Steve Wesson
                              Title: President and Chief Executive Officer
April 4, 1995

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                                 EXHIBIT INDEX


          10.1 Stock Exchange and Settlement Agreement, dated April 3, 1995, by and among Citadel Holding Corporation, a Delaware corporation, and Dillon Investors, L.P., a Delaware partnership, Roderick H. Dillon, Jr., an individual, Roderick H. Dillon, Jr. Foundation, an Ohio trust, and Roderick H. Dillon, Jr.- IRA, and consented to by Craig Corporation, a Delaware corporation

          99.1  Press Release of Citadel Holding Corporation, dated April 4,
1995

          99.2 Settlement Agreement, dated April 3, 1995, by and among Craig Corporation, a Delaware corporation, and Dillon Investors, L.P., a Delaware partnership, Roderick H. Dillon, Jr., an individual, Roderick H. Dillon, Jr. Foundation, an Ohio trust, and Roderick H. Dillon, Jr.-IRA

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